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                                      EXHIBIT 11

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                      VARLEN CORPORATION AND SUBSIDIARIES             Exhibit 11
                       COMPUTATION OF PER SHARE EARNINGS
                     (Thousands, Except Per Share Amounts)

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                                                                                      For The Year Ended
                                                                           ---------------------------------------
PRIMARY EARNINGS PER SHARE:                                                  1/31/96        1/31/95        1/31/94
                                                                           ---------      ---------      ---------
Net earnings                                                              $   19,609     $   14,762     $   10,766
                                                                           ---------      ---------      ---------
                                                                           ---------      ---------      ---------
Computation of the Weighted Average Number of
 Shares Outstanding as Used in Primary
 Earnings Per Share Computation:

 Weighted average number of shares outstanding                                 5,382          5,339          5,297

 Shares assumed issued under the treasury
   stock method                                                                  201            174            145
                                                                           ---------      ---------      ---------

Weighted average number of shares outstanding, as adjusted                     5,583          5,513          5,442
                                                                           ---------      ---------      ---------
                                                                           ---------      ---------      ---------

Primary Earnings Per Share                                                $     3.51     $     2.68     $     1.98
                                                                           ---------      ---------      ---------
                                                                           ---------      ---------      ---------

FULLY DILUTED EARNINGS PER SHARE:

Reconciliation of net earnings per the consolidated financial statements to the amount used for the fully diluted computation:

 Net earnings                                                             $   19,609     $   14,762     $   10,766

 Add interest on 6 1/2% convertible subordinated
  debentures, net of income tax effects                                        2,736          2,736          1,874
                                                                           ---------      ---------      ---------

Net earnings, as adjusted                                                 $   22,345     $   17,498     $   12,640
                                                                           ---------      ---------      ---------
                                                                           ---------      ---------      ---------

Computation of the Weighted Average Number of
 Shares Outstanding as Used in the Fully
 Duluted Earnings Per Share Computation:

 Weighted average number of shares outstanding                                 5,382          5,339          5,297

 Shares assumed issued under the treasury
  stock method                                                                   205            190            169

 Shares issuable from assumed exercise of
  6 1/2% convertible subordinated debentures                                   2,776          2,776          1,863
                                                                           ---------      ---------      ---------

Weighted average number of shares outstanding, as adjusted                     8,363          8,305          7,329
                                                                           ---------      ---------      ---------
                                                                           ---------      ---------      ---------


Fully Diluted Earnings Per Share                                          $     2.67     $     2.11     $     1.73
                                                                           ---------      ---------      ---------
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